                                                               Sub-Item 77Q1(a)

                                AMENDMENT NO. 1
                   TO THE AGREEMENT AND DECLARATION OF TRUST
                                      OF
                           INVESCO SECURITIES TRUST

       This Amendment No. 1 (the "Amendment") to the Agreement and Declaration of Trust of Invesco Securities Trust (the "Trust") amends, effective
January 29, 2016, the Agreement and Declaration of Trust dated as of July 31st, 2012, as amended (the "Agreement").

       Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

       WHEREAS, the Trustees of the Trust approved this amendment and a vote of the Shareholders is not required for this amendment;

       NOW, THEREFORE, the Agreement is hereby amended as follows:

   1. Section 7.3 is amended to read as follows:

      Section 7.3 Redemptions at the Option of the Trust. At the option of the Board of Trustees, the Trust may, from time to time, without the vote of the Shareholders, but subject to the 1940 Act, redeem shares of any Shareholder or authorize the closing of any Shareholder account, subject to such conditions as may be established from time to time by the Board of Trustees and disclosed to Shareholders.

   2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

   3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

   IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of January 29, 2016.

                                          By:     /s/ John M. Zerr
                                                  ------------------------------
                                          Name:   John M. Zerr
                                          Title:  Senior Vice President

                                  SCHEDULE A

                           INVESCO SECURITIES TRUST
                        PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                                         CLASSES OF EACH PORTFOLIO
---------                                         -------------------------
Invesco Balanced-Risk Aggressive Allocation Fund.            N/A

                                      A-1